Exhibit 10.99

VCampus Corporation

FORM OF
ONLINE CONTENT CONVERSION AND DISTRIBUTION AGREEMENT

This ONLINE CONTENT CONVERSION AND DISTRIBUTION AGREEMENT (this “Agreement”) is made and effective as of the     day of                     200   (the “Effective Date”), by and between,                               , a                     corporation (“Publisher”), and VCampus Corporation, a Delaware corporation (“VCampus”).

RECITALS

WHEREAS, Publisher is the owner of certain educational and information materials (the “Content”); and

WHEREAS, VCampus desires to convert such materials to an online format and distribute such materials (the “Online Material”), using Internet-based technology and other distribution methods pursuant to the terms and conditions set forth in this Agreement; and

WHEREAS, the Content that is the subject of this Agreement is listed on Exhibit A attached hereto;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, VCampus and Publisher hereby agree as follows.

1.                                      Online Material.

(a)           License to Create Online Material. Publisher hereby grants VCampus a license to create online versions of the Content (collectively, the “Online Material” and individually, a “title” of the Online Material). Such license is nontransferable; provided, however, that VCampus may use third party service providers to convert the Content to Online Material. VCampus is free to incorporate web-based interactivity, computer based training concepts or methods and other training and educational methods or processes in the Online Material. VCampus shall have the right to use its “Powered by VCampus” logo on the introductory page/screen of each title of Online Material. Publisher shall own all Online Material and VCampus hereby assigns all its rights, if any, in and to the Online Material to Publisher. Each of VCampus and Publisher may only distribute the Online Material pursuant to the terms and conditions of this Agreement. Any and all fees charged by a party hereto for the distribution of the Online Material to third parties are as set forth on Exhibit B attached hereto. All Online Material shall be created at VCampus’ sole cost and expense.

(b)           Review and Approval of Online Material. VCampus shall deliver each title of the Online Material to Publisher for review and approval prior to making the same commercially available. Upon such delivery of a title, Publisher shall have a period of 10 days to review and approve the title, such approval not to be unreasonably withheld. Publisher’s failure to raise objections within this 10-day period will be deemed to constitute Publisher’s approval.

(c)           Distribution of Online Material. Upon receipt of Publisher’s approval pursuant to Section 1(b), VCampus may distribute a title of the Online Material via the Internet or any other electronic media.

(d)           Evaluation License. VCampus may distribute a title of the Online Material on a trial or evaluation basis to end users that request an opportunity to evaluate and test the title prior to purchasing the title for use. Such distribution shall be subject to an Evaluation License that shall not exceed 60 days after the date of delivery. The Evaluation License shall be subject to the review and approval of Publisher, not to be unreasonably withheld.

(e)           VCampus will have the right to create sample courses/lessons (“Samples”) deployed on the Internet or other electronic media (e.g., CD), or in printed format, suitable for supplying samples and demonstrations without charge for sales and marketing purposes. No fees will be incurred by either party for the use of such Samples for appropriate sales and marketing purposes.

(f)            Content.  As set forth in the recitals, the term “Content” shall mean all materials provided by Publisher to VCampus, which are listed on Exhibit A. Additional books and other materials may be added to Exhibit A by mutual written agreement of the parties.

2.                                      Rights Granted.

(a)           Distribution. Subject to the terms and conditions herein and Publisher’s rights set forth in Paragraph 2(d), Publisher appoints VCampus as the exclusive distributor of the Online Material for the term of this Agreement. VCampus may distribute the Online Material via the Internet and any other media that is used to store or transmit digital works. VCampus may appoint agents, resellers and other distributors (collectively, the “Subdistributors”) to distribute the Online Material provided, however, that such Subdistributors are approved in advance by Publisher and provided further that Subdistributors receive rights no greater than the rights granted hereunder.

(b)           VCampus.com.  VCampus shall make the Online Material commercially available from its web site www.vcampus.com, or such other web sites as are agreed to by the parties. The web sites from which the Online Material is accessible may be hosted on servers that are owned and operated by VCampus. Such web sites shall offer not less than 99.9% availability to third parties and shall be maintained and supported (i.e., phone and email support, etc.) using practices consistent with prevailing best industry practices.

(c)           Virtual Campus or “VCampus™”. VCampus shall create and host a Web Site utilizing a unique graphical user interface and comprising the VCampus-proprietary Learning Management System, Site Management Tools, and applicable e-learning courseware. VCampus shall publish, or allow Publisher to publish, the Online Material on the VCampus™.  Publisher may publish all or part of the VCampus e-learning course catalog on the VCampus™, however fees for these non-Publisher courses must be agreed to in writing by both parties before they are offered by Publisher through the VCampus™. VCampus grants to Publisher a VCampus™ license, subject to the terms and conditions contained herein, upon execution of this Agreement. VCampus shall use commercially reasonable efforts to provide End User access to the VCampus™ on a twenty-four hours per day, seven days per week, basis, except during scheduled maintenance downtime, and subject to downtime resulting from events beyond the reasonable control of the Company.

i.) Reservation of Rights.  The Company does not and cannot review all material and content provided by Publisher that is published on the VCampus™, whether such information is published by VCampus or the Publisher. VCampus reserves the right to delete, move, or edit material published on the VCampus™ that it, in its sole discretion, deems abusive, defamatory, obscene, in violation of copyright or trademark laws, or otherwise unacceptable.   Each party shall remain solely responsible for its content and material that is published on the VCampus™.

(d)           Distribution of Online Material by Publisher.  Publisher may market and sell the Online Material through Publisher’s web site or such other sites as are agreed to by the parties. Publisher shall market and promote the Online Material pursuant to the marketing plan set forth on Exhibit C attached hereto. Publisher shall update this plan and provide the updated version to VCampus on an annual basis.

3.             Updates to Content.  Publisher shall supply the most current version of the Content to VCampus. Furthermore, if at any time Publisher shall make available to the general public a more current release of any component of the Content, Publisher shall promptly provide VCampus with the more current release. VCampus shall have no obligation to convert or reprogram such updated Content in order to enable the Content to be distributed via the Internet.

4.                                      Fees, Reports and Records.

(a)           Distribution Fees. For distribution of the Online Material by VCampus, VCampus shall pay to Publisher the applicable distribution fees set forth on Exhibit B. For distributions of the Online Material by Publisher (if any), Publisher shall pay to VCampus the applicable distribution fees set forth on Exhibit B. All fees paid hereunder shall be paid in accordance with the payment terms and conditions set forth on Exhibit B.

(b)           Reports. Along with each periodic fee payment, each party shall provide to the other party an appropriately detailed statement that shall include: (i) the number of copies of each Online Material title sold; (ii) the numbers of copies purchased by institutional end users and the names of the applicable institutional end users; and (iii) calculations supporting the distribution fees owed. (c)  Special Projects. From time to time, the parties may engage in special projects (e.g., bulk orders, one-time discounts, etc.) that encompass terms and conditions outside the scope of this Agreement. In the event that the parties agree to a special project, the terms and conditions of the special project shall be set forth on Exhibit D-1 that will be signed by each party and attached hereto. Successive special projects shall be set forth on Exhibits D-2, D-3, etc. A special project shall be governed by this Agreement, except that in the event of any conflict between an Exhibit D-  and the main body of this Agreement, Exhibit D- shall control.

(c)           Auditing. Each party shall maintain, for as long as such party is distributing the Online Material and for at least one (1) year thereafter, records sufficient to demonstrate its compliance with its reporting and payment obligations under this Agreement. For the purposes of ensuring its compliance hereunder, each party shall make such records available for inspection and copying by the other party or its representatives, during normal business hours upon reasonable advance notice. Each party may at its election engage an independent public accounting firm to conduct an audit of amounts due it under this Agreement from the other party. If in the written opinion of such auditors there has been an under-reporting by a party of more than five percent (5%) of the total amounts due during any quarterly period, the party that underpaid shall pay the costs of such audit (up to the amount of the underpayment) in addition to all unpaid amounts then owing.

5.                                      Proprietary Rights.

(a)           Ownership.  VCampus acknowledges and agrees that the Content and the Online Material and all right, title and interest therein, is and shall remain the exclusive property of Publisher and VCampus shall have no rights to copy, use, reproduce, display, perform, modify or transfer the Content or the Online Material except as provided herein. Publisher acknowledges and agrees that VCampus shall retain all its rights in the VCampus™. Title to the VCampus™, any updates or modifications thereto, any copies thereof, in whole or in part, and all related copyrights, trade secrets, and documentation will at all times remain with VCampus, its licensors and/or its suppliers, as applicable, for VCampus owned library and third party course content.

(b)           Trademark Usage. VCampus shall not use any Publisher trademarks, logos or other identifiers (the “Marks”) in any manner other than as is expressly provided for in this Agreement, without Publisher’s prior written approval. VCampus acknowledges and agrees that: (i) the Marks are and shall remain the sole property of Publisher, and (ii) nothing in this Agreement shall confer in VCampus any right of ownership in the Marks.

6.                                      Publicity. Within two weeks of execution of this Agreement, VCampus and Publisher will jointly issue a press release that is reasonably acceptable to each party.

7.                                      Representations and Warranties.

(a)                                  Representations and Warranties of Publisher. Publisher represents and warrants to VCampus as follows.

(i)            Publisher has all rights and has obtained all corporate and other approvals, consents, release clearances, licenses and authorizations needed for the execution and performance of this Agreement and the grant of rights and licenses hereunder, and neither the execution nor performance of this Agreement violates or conflicts with any other agreement of Publisher.

(ii)           The Marks and the Content do not and will not infringe or otherwise violate any copyright or misappropriate any trade secret or otherwise violate any right of any third party or any laws, rules or regulations.

(b)           Disclaimer. EXCEPT AS SET FORTH ABOVE, PUBLISHER DISCLAIMS ALL WARRANTIES, BOTH EXPRESS AND IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

(c)           Representations and Warranties of VCampus. EXCEPT AS PROVIDED ABOVE, VCAMPUS MAKES NO WARRANTY, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AS TO ANY MATTER, INCLUDING BUT NOT LIMITED TO, COURSES, FEATURES OR CAPABILITIES OF THE VCAMPUS™, THE COMPANY SERVER SOFTWARE, OR OTHER SOFTWARE, HARDWARE OR MATTER PRODUCED OR PROVIDED UNDER THIS AGREEMENT AND ALL PRODUCTS AND SERVICES ARE PROVIDED “AS IS”. IN ADDITION TO AND WITHOUT LIMITATION OF THE DISCLAIMER OF WARRANTIES PROVIDED ABOVE IN THIS SECTION 7, THE COMPANY SPECIFICALLY DOES NOT WARRANT, GUARANTEE, OR MAKE ANY REPRESENTATIONS REGARDING THE USE, OR THE RESULTS OF THE USE, OF THE VCAMPUS™ OR THE ONLINE MATERIAL, IN TERMS OF CORRECTNESS, ACCURACY, RELIABILITY, CURRENTNESS, SECURITY, OR OTHERWISE, AS MAY BE USED PURSUANT TO THIS AGREEMENT.  THE COMPANY ALSO MAKES NO WARRANTY TO PROVIDE THE ONLINE MATERIAL OR OTHER E-LEARNING COURSES BEYOND 30 DAYS FROM THE DATE OF STUDENT REGISTRATION INTO THAT PARTICULAR COURSEWARE.  THE COMPANY EXPRESSLY DISCLAIMS ANY WARRANTY WITH RESPECT TO THE QUALITY, COMPATIBILITY OR CONTINUITY OF THIRD PARTY TELECOMMUNICATION OR INFORMATION SYSTEMS OR SERVICES, AND WITH RESPECT TO THE FUNCTIONALITY, OPERABILITY, OR RELIABILITY OF VCAMPUS’ OR ANY THIRD PARTY’S INTRANET OR DATA SECURITY FEATURES OR SYSTEMS.

8.                                      Indemnification.

(a)           By Publisher. Publisher shall defend, at its expense, any action brought against VCampus to the extent that it is based on breach of any of Publisher’s obligations, covenants, representations or warranties under this Agreement, or Publisher’s gross negligence or willful misconduct. Publisher shall pay all damages and costs finally awarded against VCampus in any action based on such a claim.

(b)           By VCampus. VCampus shall defend, at its expense, any action brought against Publisher to the extent that it is based on VCampus’s gross negligence or willful misconduct, or the activities of VCampus in connection with developing and distributing the Online Material. VCampus shall pay all damages and costs finally awarded against Publisher in any action based on such a claim.

(c)           Conditions of Indemnification. The obligations under the foregoing indemnities are subject to the condition that the party seeking indemnification give the other: (1) prompt written notice of any claim or action for which indemnity is sought; (2) complete control of the defense and settlement thereof by the indemnifying party; and (3) cooperation of the other party in such defense.

9.                                      Term and Termination.

(a)           Term.  Subject to Section 4(c), the term of this Agreement shall commence on the Effective Date and shall continue for five (5) years, unless this Agreement is earlier terminated in accordance herewith.  Thereafter, this Agreement shall renew for successive one-year terms unless either party hereto notifies the other party in writing of its intent not to renew this Agreement at least ninety (90) days prior to the expiration of the then-current term.

(b)                                 Termination.

(i)            Either party may terminate this Agreement upon thirty (30) days written notice if the other party materially breaches any of its representations, warranties, agreements or obligations under this Agreement, provided, however, that this Agreement will not terminate if the breaching party has cured the breach within the 30-day period.

(ii)           Either party may terminate this Agreement immediately upon written notice to the other party if: (i) the other party files or has filed against it a petition (or other document) under any bankruptcy law or similar law that is unresolved within sixty (60) calendar days after the filing of such petition (or document); (ii) the other party proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors; (iii) the other party makes a general assignment or trust mortgage for the benefit of creditors; or (iv) a receiver, trustee, custodian or similar agent is appointed or takes possession of any of its property or business.

(c)           Obligations Upon Termination and Expiration.  Except for termination by Publisher pursuant paragraph 9(b)(i) due to an uncured breach by VCampus or termination by Publisher pursuant paragraph 9(b)(ii) due to insolvency or bankruptcy of VCampus, upon termination or expiration of this Agreement by either party, VCampus shall retain a nonexclusive, transferable, worldwide, perpetual right and license (with rights to sublicense) to continue to publish and distribute the Online Material for any commercial purpose. Any continued distribution or publication of the Online Material by VCampus or Publisher after termination of this Agreement shall be subject to payment of the applicable royalty fees as set forth in Section 4. This section 9(c) shall survive termination of the Agreement.

10.                               Confidential Information.

(a)           Definition. Each party (a “receiving party”) acknowledges that, from time to time, it may receive certain information from the other party (a “disclosing party”), which is not generally known to the public and that would be considered confidential and proprietary by the other party (“Confidential Information”). Confidential Information includes without limitation all competitively sensitive or secret business, marketing and technical information disclosed by one party to another, such as proposed products and services, customer lists and the contents of this Agreement. Confidential Information does not include information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a party or any of its agents, representatives, affiliates, employees or consultants in violation of its or their obligations of confidentiality hereunder; (ii) becomes available to a party on a non-confidential basis from a source which is not prohibited from disclosing such information to that party by a legal, contractual or fiduciary obligation to the other party; (iii) is known to a party without restriction prior to disclosure; or (iv) is independently developed by a party without use of the other party’s Confidential Information.

(b)           Confidentiality Obligation. Each party agrees that such party: (i) shall protect such Confidential Information of the other party from unauthorized disclosure using the same standard of care as such party uses to protect its own confidential information of like kind; (ii) shall not disclose such Confidential Information to any third party; and (iii) shall not use such Confidential Information (other than as specifically authorized by this Agreement or as reasonably required to perform its obligations hereunder) without the prior written consent of the other party. These mutual obligations with respect to Confidential Information shall continue for three (3) years following the date of termination of this Agreement. Within 30 calendar days after a party’s request, or upon termination of this Agreement, all materials or media containing any Confidential Information shall either be returned to the disclosing party or destroyed by the receiving party, at the disclosing party’s sole discretion, and each party agrees to certify its compliance with this obligation; provided, however, that VCampus may retain such information as is necessary to commercially exploit the rights granted to it under Section 9(c).

(c)           Compelled Disclosure. In the event that a receiving party becomes legally compelled to disclose any of the Confidential Information of the other party, the receiving party will provide the disclosing party with prompt notice thereof so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement.  In the event that such protective order or other remedy is not obtained by the disclosing party or the disclosing party waives compliance with the provisions of this Agreement, the receiving party will furnish or cause to be furnished only that portion of the Confidential Information that the receiving party is legally required to furnish and will exercise commercially reasonable efforts to obtain reliable assurances that confidential treatment is accorded the Confidential Information so furnished.

11.                               General.

(a)           Assignment. This Agreement shall be binding upon the parties’ respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder (including transfers by change of control or operation of law) without the prior written consent of the other party, and any such attempted assignment shall be void, except that either party may assign this Agreement, or any of its rights or obligations hereunder, upon written notice to the other party, to any of its subsidiaries or affiliated companies, or to any successor-in-interest, whether by merger or acquisition, without the consent of the other party so long as such assignee is willing to assume and fulfill the assignor’s obligations hereunder. Each party agrees that any assignment hereunder shall not relieve the assignor of its obligations hereunder.

(b)           Notices. Any notices or communication under this Agreement shall be in writing and shall be hand delivered or sent by registered mail return receipt requested or by confirmed facsimile transmission to the party receiving such communication at the address specified below:  if to Publisher, at                                                                        , Attn:                               , with a copy to                                   , Attn:                                 , and, if to VCampus, at VCampus Corporation, 1850 Centennial Park Drive, Suite 200, Reston, VA 20191 – 1515, Attn: CEO, with a copy to Kevin A. Prakke, Wyrick Robbins Yates & Ponton LLP, 4101 Lake Boone Trail, Suite 300, Raleigh, NC 27607; or such other address as either party may in the future specify to the other party.

(c)           Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia.

(d)           Relationship of the Parties. Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose.  Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

(e)           Force Majeure. Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party, including but not limited to, acts of God, strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, governmental regulations, power failure(s), earthquakes and other natural disasters.

(f)            Counterparts. This Agreement may be executed by the parties on any number of separate counterparts, and all such counterparts so executed constitute one agreement binding on the parties notwithstanding that the parties are not signatories to the same counterpart.

(g)           Survival of Certain Provisions. Sections 4(c), 5, 7, 8, 9, 10 and 11 shall survive expiration of this Agreement or termination of this Agreement by either party for any reason.

(h)           Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by a duly authorized representative of each party to this Agreement.

(i)            Entire Agreement. The parties have read this Agreement and agree to be bound by its terms.  This Agreement constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between the parties relating to this Agreement and to the subject matter hereof.

(j)            Severability. If any provision of this Agreement is held to be unenforceable, such provision shall be considered to be distinct and several from the other provisions of this Agreement, and such unenforceability shall not affect the validity and enforceability of the remaining provisions.  If any provision of this Agreement is held to be unenforceable as written but may be made enforceable by limitation, then such provision shall be enforceable to the maximum extent permitted by applicable law.

(The next page is the signature page.)

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

PUBLISHER:	VCAMPUS CORPORATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

EXHIBIT A

PUBLISHER CONTENT

Author	Title	Release Date

A-1

EXHIBIT B

DISTRIBUTION FEES

[to be negotiated on a case-by-case basis]

All fees shall be paid on a calendar quarterly basis, not later than forty-five (45) days after the end of the applicable quarter. A report shall be provided with each payment in accordance with Section 4(b).

B-1

EXHIBIT C

PUBLISHER’S MARKETING PLAN FOR THE ONLINE MATERIAL

[to be provided by Publisher]

C-1

EXHIBIT D-1

SPECIAL PROJECTS

[to be negotiated, if applicable]

D-1